Exhibit 99.1

C&D Technologies Reports First Quarter Results

•	Margins up sequentially and year-over-year

•	Operating loss significantly reduced

•	Over $1.5 million of Adjusted EBITDA generated

•	Revenues and margins show significant monthly improvements

•	China refinancing completed to support growth in Asian sales

BLUE BELL, Pa., June 7, 2010 /PRNewswire-FirstCall/ — C&D Technologies, Inc. (NYSE: CHP - News), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterrupted power supply systems, utility and other high reliability applications, today announced financial results for the fiscal 2011 first quarter ended April 30, 2010.

For the quarter, the Company reported a net loss of ($5.6) million or ($0.21) per diluted share, an improvement both sequentially from the fourth quarter 2010 net loss of ($6.7) million, or ($0.26) per diluted share, as well as from the first quarter fiscal 2010 net loss of ($9.8) million, or ($0.37) per diluted share. For the quarter, the Company reported a loss from operations of ($1.0) million, a significant improvement compared to operating losses of ($5.8) million in the first quarter of fiscal 2010 and ($2.8) million in the fourth quarter of fiscal 2010. Adjusted EBITDA for the first quarter of fiscal 2011 was $1.5 million.

First quarter revenues were $84.7 million up 15% compared to $73.7 million in the first quarter of fiscal 2010. Revenues in the quarter reflect a significant increase in the average quarterly cost of lead compared to the average cost of lead in the year ago quarter, as well as increased pricing discipline and lead lag recovery. The influence of commodity costs on revenues was partially offset by a decrease in North American volumes, particularly driven by weakness in the Company’s key uninterruptible power supply (UPS) market. Revenues in the first quarter were sequentially down from $88.4 million in the fourth quarter of 2010, consistent with Company guidance. Within the quarter, revenues were heavily influenced by weak sales in February, with significant improvement through the remaining months of the quarter.

Commenting on the quarter, Dr. Jeffrey A. Graves, President and CEO said, “After a slow February sales month following our price increases in the fourth quarter, our business has rebounded steadily, with bookings, revenues and margins up sequentially in each month of the first fiscal quarter. The operating environment has no doubt improved in the first quarter, with certain of our end markets firming and commodity prices stabilizing throughout the period. As a result, through the pricing and cost reduction actions taken late last year, in the first quarter we were able to reduce our operating loss to $1.0 million, while generating $1.5 million of positive adjusted EBITDA in the quarter. Our gross margins rebounded from 7 percent a year ago to 12 percent in the quarter just completed, and up from 10 percent sequentially. Importantly, we exited the quarter with revenues once again exceeding $30 million per month, with gross margins expanding to approximately 16 percent for April, and with a much improved backlog over the prior quarter. This consistent monthly improvement throughout the quarter reflected the flow-through of business booked at new pricing levels, which had been adjusted to reflect the higher commodity pricing environment of late 2009. Results benefitted from continued strength in our Asian operations, growth in the Energy and Infrastructure markets and stability in telecom demand in North America. The slowdown in data center construction, a continuing reflection of last year’s weak economic environment and tight credit markets, resulted in continued weakness in the uninterruptable power supply (UPS) markets in the Americas and in Europe, one of C&D’s largest segments. However, encouraging to us was a noticeable strengthening in UPS quoting activities throughout the quarter, which we believe reflects a gradual move toward recovery in this key market segment for C&D. In short, we were pleased by the momentum built through the first quarter in sales, and with our continued productivity improvements, that should enable us to accelerate both top and bottom line growth this year. Looking forward to Q2 and beyond, we believe the decrease in commodity prices late in the first quarter, combined with continued growth in demand in Asia and end-market stability in the developed economies, bodes well for continued improvement in the fundamental drivers of our business performance.”

Gross profit in the first fiscal quarter was up 87% from a year ago to $10 million. Gross margins in the first quarter of 2011 were 12%, up sequentially from 10% in the fourth quarter of 2010 and up significantly from 7% in the comparable year ago period. Gross margins in the quarter reflected relative intra-quarter stability in the cost of lead, pricing actions implemented late last year and into the first quarter, partially offset by decreased volumes in the America’s, a historically weaker product mix in the UPS segment and the increasing participation of our Asian business in overall sales. Sales in Asia are associated with a lower gross margin, but deliver comparable operating margins to the developed regions of the world as both SG&A and R&D expenses are significantly lower.

Selling, general and administrative expenses of $9.2 million in first fiscal quarter of 2011 were marginally lower than the comparable year ago quarter. On a sequential basis, selling, general and administrative costs were down $1.0 million from the previous quarter.

Dr. Graves continued, “We are entering the second fiscal quarter with improved margins reflected in our backlog. Moreover, in Asia, where the markets for our products are growing at double-digit rates driven by wireless telecommunications, data center construction and energy infrastructure expansion, we are continuing to invest aggressively in new products and new manufacturing capacity. In the first quarter, our new two-volt battery products that we announced late last year began entering full production in our new state-of-the-art China plant. This new product family will significantly increase our growth opportunities in the world’s largest and fastest growing market for telecom networks, particularly in China and India where demand for these two-volt products alone should exceed $1 billion within the next few years. In addition, just last week, we announced the launch of our newest C&D TRUE FRONT ACCESS™ 12-volt telecom products to be manufactured in Asia, which are also essential products for wireless networks throughout the region. Having both the 2-volt and the

12-volt product lines available to the global telecom network infrastructure OEM’s, manufactured in Asia to achieve the targeted price and delivery support requirements, is a strong competitive advantage to C&D as we target higher growth rates in the Asian marketplace. With over two-thirds of our new Chinese factory yet to fill, we are extremely excited about the short-term growth opportunities for our Asian business.”

Dr. Graves concluded, “To support our Asian growth initiatives, in May, we successfully completed a major refinancing of our Chinese credit arrangements, including converting the term of existing outstanding loans in China to a single five year amortizing loan, as well as obtaining additional commitments that provided further credit availability of up to $7.5M to support our growth in Asia. This new Chinese credit facility, combined with our new $20 million term loan in North America discussed in our last earnings call, provides us with the flexibility and liquidity to support our cost reduction and growth initiatives in all of our geographies around the world. The first quarter has set the stage for a projected meaningful improvement in our financial performance by providing the momentum, margins and operational efficiencies on which we may now capitalize as we move through the rest of the year.”

Non-GAAP Financial Measures

The Company uses Adjusted EBITDA as a key measure of its operational financial performance. This measure is a key indicator of the Company’s operational performance and excludes the impact of charges related to closed facilities. Adjusted EBITDA herein is defined as earnings before interest, taxes, depreciation, amortization and charges related to closed facilities. Please refer to the reconciliations of net loss to Adjusted EBITDA below.

Conference call:

C&D management will host a conference call to discuss these financial results on Tuesday, June 8, 2010 at 10:00 a.m. Eastern Daylight Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 78512801. A telephone replay of the conference call will begin immediately following the call and will be available through June 22, 2010 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code 78512801. A webcast of the conference call will also be available at http://www.cdtechno.com.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements we make. We may, from time to time, make written or verbal forward-looking statements. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “guidance,” “forecast,” “plan,” “outlook”, “may” and similar expressions in filings with the Securities and Exchange Commission (“SEC”), in this notification, identify statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and are intended to come within the safe harbor protection provided by those sections, including, but not limited to, statements regarding the ability to obtain additional funding in the future; our ability to implement and fund business strategies based on current liquidity; our substantial debt and debt service requirements; litigation proceedings to which we are subject; our exposure to fluctuations in interest rates on our variable debt; the realization of the tax benefits of our net operating loss carry forwards; the fact that lead experiences significant fluctuations in market price; our ability to successfully pass along increased material costs to our customers; failure of our customers to renew supply agreements; competitiveness of the battery markets; political, economic and social changes, or acts of terrorism or war; successful collective bargaining with our unionized workforce; risks involved in our foreign operations; continued growth in our foreign markets; our ability to maintain and generate liquidity to meet our operating needs; our ability to achieve and maintain profitability; the possibility of additional impairment charges; our ability to acquire goods and services and/or fulfill labor needs at budgeted costs; economic conditions or market changes in certain market sectors in which we conduct business; uncertainty in financial markets; our ability to stay listed on a national securities exchange; our success or timing of new product development; impact of any changes in our management; changes in our product mix; success of productivity initiatives; costs of our compliance with environmental laws and regulations and resulting liabilities; and our ability to protect our proprietary intellectual property and technology. The forward-looking statements are based upon management’s current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended April 30,
	2010	2009
NET SALES	$84,703	$73,665
COST OF SALES	74,725	68,320

GROSS PROFIT	9,978	5,345

OPERATING EXPENSES:
Selling, general and administrative expenses	9,222	9,242
Research and development expenses	1,788	1,878

OPERATING LOSS	(1,032)	(5,775)

Interest expense, net	3,348	2,924
Other expense, net	736	174

LOSS BEFORE INCOME TAXES	(5,116)	(8,873)
Income tax provision	394	1,096

NET LOSS	(5,510)	(9,969)
Net income (loss) attributable to non-controlling interests	94	(211)

NET LOSS ATTRIBUTABLE TO C&D TECHNOLOGIES, INC.	$(5,604)	$(9,758)

Loss per share:
Basic and Diluted:
Net loss	$(0.21)	$(0.37)

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

(UNAUDITED)

	April 30, 2010	January 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2,929	$2,700
Restricted cash	9	57
Accounts receivable, less allowance for doubtful accounts of $710 and $1,114	58,991	55,183
Inventories	74,017	76,041
Prepaid taxes	483	425
Deferred taxes	52	50
Other current assets	1,591	1,092
Assets held for sale	500	500

Total current assets	138,572	136,048
Property, plant and equipment, net	91,355	90,001
Deferred income taxes	26	26
Intangible and other assets, net	13,119	13,420
Goodwill	59,964	59,964

TOTAL ASSETS	$303,036	$299,459

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$656	$8,777
Accounts payable	41,922	46,380
Accrued liabilities	13,193	12,309
Deferred income taxes	750	750
Other current liabilities	4,519	4,565

Total current liabilities	61,040	72,781
Deferred income taxes	12,913	12,529
Long-term debt	150,445	131,091
Other liabilities	40,678	40,588

Total liabilities	265,076	256,989

Equity:
Common stock, $.01 par value, 75,000,000 shares authorized; 29,288,186 and 29,228,213 shares issued and 26,362,748 and 26,302,775 outstanding at April 30, 2010 and January 31, 2010, respectively	293	292
Additional paid-in capital	97,263	97,033

Treasury stock, at cost, 2,925,438 shares at April 30, 2010 and January 31, 2010	(40,091)	(40,091)
Accumulated other comprehensive loss	(42,888)	(43,656)
Retained earnings	12,062	17,666

Total stockholders’ equity attributable to C&D Technologies, Inc.	26,639	31,244
Non-controlling interest	11,321	11,226

Total equity	37,960	42,470

TOTAL LIABILITIES AND EQUITY	$303,036	$299,459

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(UNAUDITED)

	Three months ended April 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(5,510)	$(9,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	230	323
Depreciation and amortization	2,614	3,305
Amortization of debt acquisition and discount costs	1,274	1,222
Deferred income taxes	384	893
Loss on disposal of assets	—	6
Changes in assets and liabilities:
Accounts receivable, net	(3,798)	2,421
Inventories	1,871	1,701
Other current assets	(563)	(763)
Accounts payable	(1,199)	(18)
Accrued liabilities	776	54
Book overdraft	(3,015)	6
Income taxes payable	39	93
Other current liabilities	557	(919)
Other liabilities	638	1,072
Other long-term assets	(38)	(46)
Other, net	(189)	1,662

Net cash (used in) provided by continuing operating activities	(5,929)	1,043
Net cash used in discontinued operating activities	(7)	(1,208)

Net cash used in operating activities	(5,936)	(165)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(3,871)	(4,782)
Decrease in restricted cash	47	772

Net cash used in investing activities	(3,824)	(4,010)

Cash flows from financing activities:
Borrowings on line of credit facility	29,288	22,632
Repayments on line of credit facility	(37,551)	(19,306)
Repayment of debt	(66)	(7)
Proceeds from new borrowings	20,083	—
Financing cost of long term debt	(1,771)	—

Net cash provided by financing activities	9,983	3,319

Effect of exchange rate changes on cash and cash equivalents	6	39

Increase (decrease) in cash and cash equivalents	229	(817)
Cash and cash equivalents, beginning of period	2,700	3,121

Cash and cash equivalents, end of period	$2,929	$2,304

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Dollars in thousands)

(UNAUDITED)

	Three months ended April 30,
	2010	2009
Net loss	$(5,604)	$(9,758)
Interest expense, net	3,348	2,924
Income tax provision	394	1,096
Depreciation and amortization	2,614	3,305
Charges related to closed facilities	732	228

Adjusted EBITDA	$1,484	$(2,205)